Exhibit 99.1
Contact: Gene Cassis, Vice President of Investor Relations, 508-482-2349
WATERS CORPORATION EXPECTS WEAKER THAN PROJECTED THIRD
QUARTER 2005 SALES AND EARNINGS
Milford, Mass., October 13, 2005 — Waters Corporation (NYSE:WAT) announced today that it expects to report third quarter 2005 sales and earnings per diluted share (E.P.S.) weaker than prior Company estimates, primarily due to slower than expected sales growth. In its July 26, 2005 conference call, the Company had stated that it anticipated overall sales growth of 8% in the third quarter of 2005 compared to third quarter of 2004. The revised sales expectation is for a 3% increase compared to third quarter 2004 results. Third quarter E.P.S., which the Company had estimated at $0.47 in its July 26 conference call, are now projected at approximately $0.43, excluding a tax provision to be recorded in the third quarter of approximately $24.0 million related to a qualified dividends distribution under the American Jobs Creation Act of 2004. The effects of this tax provision will result in a decline in reported E.P.S. of approximately $0.21.
Organic sales growth in the quarter was also 3%, as foreign currency translation had little incremental effect on the third quarter’s revenue. Geographically, sales declined in the United States, where instrument sales to large pharmaceutical accounts were less than expected due to delays associated with both the evaluation of new products and the release of capital budgets. Sales outside of the United States were largely in line with the Company’s expectations, with strong sales growth in Asia.
With respect to product line results, sales of liquid chromatography products grew moderately versus prior year, while mass spectrometry instrument sales modestly declined. Thermal analysis instrument sales grew in the quarter at a rate that was higher than the Company’s overall growth rate.
With respect to sales by market segment, global sales to life science companies were roughly flat in the quarter, while a relatively strong performance of the Company’s industrial business was largely offset by a decline in sales to governmental and academic institutions.
On a more positive note, the Company will report that during the third quarter sales of ACQUITY UPLC™ based systems continued to grow with revenues for the quarter exceeding $30 million and that its Q-Tof Premier™ mass spectrometry systems continue to gain positive sales momentum for life science research applications. The Company also plans to report strong cash flow for the quarter and the completion of its authorized $500 million share buyback program.
At this time, the Company anticipates a continuation of the challenging business conditions experienced in the third quarter, with comparable sales growth before currency impacts, and is evaluating opportunities to control operating expenses. The Company plans to provide a detailed update on its fourth quarter business outlook during its planned October 25, 2005 earnings release and conference call.

CAUTIONARY STATEMENT
This release contains “forward-looking” statements regarding future results and events, including statements regarding expected financial results, future growth and customer demand that involve a number of risks and uncertainties. For this purpose, any statements contained herein that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words, “believes”, “anticipates”, “plans”, “expects”, “intends”, “appears”, “estimates”, “projects”, and similar expressions are intended to identify forward-looking statements. The Company’s actual future results may differ significantly from the results discussed in the forward-looking statements within this release for a variety of reasons, including and without limitation, fluctuations in capital expenditures by our customers, in particular large pharmaceutical companies, regulatory and/or administrative obstacles to the timely completion of purchase order documentation, introduction of competing products, such as improved research-grade mass spectrometers, higher speed and/or more sensitive liquid chromatographs, by other companies, pressures on prices from competitors and/or customers, regulatory obstacles to new product introductions, lack of acceptance of new products, other changes in the demands of the Company’s healthcare and pharmaceutical company customers, changes in distribution of the Company’s products, changes in the healthcare market and the pharmaceutical industry, loss of market share through competition, potential product liability or other claims against the Company as a result of the use of its products, risks associated with lawsuits and other legal actions particularly involving claims for infringement of patents and other intellectual property rights, and foreign exchange rate fluctuations potentially adversely affecting translation of the Company’s future non-U.S. operating results. Such factors and others are discussed more fully in the section entitled “Risk Factors” of the Company’s annual report on Form 10-K for the year ended December 31, 2004, as filed with the Securities and Exchange Commission (the “SEC”), which “Risk Factors” discussion is incorporated by reference in this release. The forward-looking statements included in this release represent the Company’s estimates or views as of the date of this release report and should not be relied upon as representing the Company’s estimates or views as of any date subsequent to the date of this release. The Company specifically disclaims any obligation to update these forward-looking statements in the future.